UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – SEPTEMBER 22, 2009

BIOFUELS POWER CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	000-52852	56-2471691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25211 Grogan’s Mill Road, Suite 465
The Woodlands, Texas 77380
 (Address of principal executive offices)

281-364-7590
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 22, 2009, Fred O’Connor resigned his positions as a director and executive officer of our company. In connection with Mr. O’Connor’s resignation, our two remaining directors appointed Eric Gadd, age 54, to serve as our interim chief operating officer for a period of 90 days. Upon the satisfaction of certain conditions including the negotiation and execution of a suitable employment agreement, Mr. Gadd has agreed to become a director of our company and accept the position of president and chief executive officer.

Mr. Gadd has over 30 years domestic and international experience in power, natural gas, and renewable energy and has been involved in the power plant development and operations around the world.  Prior to his involvement with Biofuels Power Corporation, Mr. Gadd founded Awelon, LLC in 2006 as a consulting practice focused on renewable and alternative energy.  Awelon provided executive experience in developing business strategies to grow early stage energy businesses.   From 1995 - 2005, Mr. Gadd held several executive positions in operating subsidiaries of Enron Corp., including, CEO of Enron Wind Corp., Vice President of Enron Transportation Services and Vice President of Enron Europe, Ltd., and served on the board of directors of Enron Renewable Energy.  Prior to 1995, Mr. Gadd held various positions at Enron Corp. and Constellation Energy.   Mr. Gadd is a graduate of Virginia Tech (B.S. 1977) and Johns Hopkins University (MBA 1987).

ITEM 8.01 OTHER EVENTS.

In connection with the development of our planned Houston Clean Energy Park at the H.O. Clarke site in Houston, Texas, we have decommissioned the 10 MW General Electric Frame 5 Turbine Generator that was previously installed at our Montgomery County facility and are in the process of moving the system to the H.O. Clarke site where we expect to re-install and connect it to the CenterPoint grid. We plan to purchase and install 40 MW of combined cycle electric generation capacity at the H.O. Clarke site.  We also plan to decommission our Oak Ridge North facility and move 5 MW of reciprocating diesel generating equipment from Oak Ridge North to H.O. Clarke to be used in our training facility. Our budget for the costs of decommissioning our Montgomery County and Oak Ridge North facilities, consolidating these generating assets at H.O. Clarke and installing and commissioning the 40 MW of combined cycle capacity at H.O. Clarke is approximately $9.5 million. While these activities will have a material negative impact on our operating revenues for the balance of the current year, we believe the long-term benefits of consolidation at H.O. Clarke justify the short-term impacts.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT

991.  Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Biofuels Power Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOFUELS POWER CORPORATION
September 15, 2009

By: /s/ Alan Schaffner
       Alan Schaffner, director

By: /s/ Richard DeGarmo
       Richard DeGarmo, director